EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated October 7, 2005, to this Registration Statement on Form SB-2 and related prospectus of Geocom Resources, Inc. for the registration of shares of its common stock.

LBB & Associates Ltd., LLP

LBB &Associates, Ltd., LLP
Houston, Texas
February 22, 2007